PROSPECTUS
                       _________________

                        5,622,327 SHARES
                       _________________

                     CUC INTERNATIONAL INC.
                          COMMON STOCK
                   ($.01 par value per share)
                       _________________


      The 5,622,327 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of CUC International Inc., a Delaware corporation ("CUC" or the "Company") which may be offered for sale from time to time pursuant to this Prospectus consist of (A) 2,176,476 Shares (the "Plextel Shares") issued to Pierre Durand, Michael Low and Martin Stoller (the "Plextel Selling Stockholders") in connection with the acquisition (the "Plextel Acquisition") by CUC of all of the outstanding shares of capital stock of Plextel Telecommunications, Inc., an Illinois corporation ("Plextel"), and (B) up to 3,445,851 Shares (the "Numa Shares") expected to be issued to Sandra Haslinger (the "Numa Selling Stockholder", and together with the Plextel Selling Stockholders, the "Selling Stockholders") in connection with the acquisition (the "Numa Acquisition") by CUC of substantially all of the assets and liabilities of Numa Corporation, an Ohio corporation ("Numa"); the actual number of Numa Shares to be issued by CUC to the Numa Selling Stockholder will be based on $73,500,000 (subject to certain adjustments) divided by an average of the trading prices of such Shares during a specified period preceding the Numa Acquisition. See "Selling Stockholders."

      The Plextel Acquisition was entered into pursuant to the terms of a Stock Purchase Agreement dated November 26, 1996 (the "Plextel Acquisition Agreement") by and among the Company, Plextel Holdings, Inc., Plextel and the Plextel Selling Stockholders. The aggregate purchase price paid by the Company in connection with the Plextel Acquisition was approximately $53,000,000 which was paid through the issuance by the Company to the Plextel Selling Stockholders of the Plextel Shares. The Numa Acquisition is being entered into pursuant to the terms of an Asset Purchase Agreement dated January 8, 1997 (the "Numa Acquisition Agreement") by and among the Company, the Numa Selling Stockholder and certain other parties, as well as pursuant to the terms of an Escrow Agreement to be dated as of the date of consummation of the Numa Acquisition (the "Escrow Agreement") by and among the Company, the Numa Selling
Stockholder, Robert Tucker, Esq., as escrow agent (the "Escrow Agent"), and certain other parties. The aggregate purchase price to be paid by the Company in connection with the Numa Acquisition is approximately $73,500,000 (subject to certain adjustments), which will be paid through the issuance by the Company to the Numa Selling Stockholder of the Numa Shares (provided that up to 234,412 Shares out of the total number of Numa Shares will be held in escrow by the Escrow Agent to secure certain potential indemnity claims against the Numa Selling Stockholder). See "Selling Stockholders."

      The Company is registering the Shares as required pursuant to certain registration rights granted to the respective Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but has agreed to bear certain expenses of registration of the Shares. See "Selling Stockholders." The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CU." On January 23, 1997, the last reported sale price of Common Stock on the NYSE was $26.50 per share.



      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       _________________

        The date of this Prospectus is February 3, 1997.


                     AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). In addition, in July and August of 1996, the Company acquired three entities, namely Ideon Group, Inc. ("Ideon"), Davidson & Associates, Inc. ("Davidson") and Sierra On-Line, Inc. ("Sierra"), each of which was subject to the informational requirements of the Exchange Act prior to their acquisition by the Company, and each of which had filed reports, proxy statements and other information with the Commission prior to their acquisition by the Company. Such reports, proxy statements and other information filed with the Commission by the Company, Ideon, Davidson and Sierra can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Commission's Web site at (http://www.sec.gov). Copies of such materials can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the NYSE, and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Common Stock being offered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information and undertakings set forth in the Registration Statement and reference is made to such Registration Statement, including exhibits, which may be inspected and copied in the manner and at the locations specified above, for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       Incorporation   by  Reference  to  Certain  Publicly-Filed
Documents.   The  following documents previously filed  with  the
Commission by the Company are incorporated by reference into this
Prospectus:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 (the "CUC 10-
         K");

         (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1996, July 31, 1996 and October 31, 1996;

         (iii) The Company's Current Reports on Form 8-K, as filed with the Commission on February 21, 1996, February 22, 1996, March 12, 1996, April 22, 1996,
         August  5,  1996, August 14, 1996, September  17,  1996,
         September 19, 1996, September 26, 1996, October 7, 1996, October 28, 1996, January 22, 1997 and January
         31,  1997  and  all  other  reports  filed  pursuant  to
         Section  13(a)  or  15(d)  of  the  Exchange  Act  since
         January  31,  1996  and  prior  to  the  date  of   this
         Prospectus; and

           (iv) The description of Common Stock in the Company's registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed for the purposes of updating such description.

      Incorporation by Reference to Certain Other Publicly-Filed Documents. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made pursuant to the Registration Statement shall be deemed to be incorporated by reference into and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

      Obtaining Copies of Documents Incorporated by Reference. The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901, Attention: Secretary, telephone:
(203) 324-9261.


                          THE COMPANY

      General. The Company is a leading technology-driven, membership-based consumer services company. The Company operates its businesses through two separate business segments, namely the membership-based consumer services segment and the interactive media segment.

      Membership-Based Consumer Services Segment. The Company's primary line of business is providing membership-based consumer services, which provide more than 63.8 million customers worldwide with access to a variety of services, including home shopping, travel, insurance, automobile, dining, home improvement, lifestyle club, checking account enhancement, discount coupon and other services. The Company provides such services as individual, wholesale or discount program memberships ("memberships") and derives its revenues from these services principally through membership fees. Individual memberships, whereby members pay directly for services and the Company pays the associated marketing costs, include Shoppers Advantager, Travelers Advantager, Autovantager and insurance products; individual membership fees generally range between $10 and $250 per year. Wholesale memberships include credit card and checking account enhancement packages sold through banks and credit unions, and insurance products sold through credit unions, for which the Company acts as a third-party administrator; fees for these memberships generally range between $6 and $50 per year. Discount program memberships, which are sold primarily through fund-raising institutions or merchant-sponsored or general advertising, include the Entertainmentr and Gold Cr coupon book programs; fees for these memberships generally range between $10 and $50 per year.

       The Company's activities in this area are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, including FISI*Madison
Financial Corporation, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

      Interactive Media Segment. As noted below under "Recent Developments," the Company recently acquired Davidson and Sierra. Davidson and Sierra develop, publish, manufacture and distribute high-quality educational/ entertainment ("edutainment") and personal productivity (or "how to") interactive multimedia products for home and school use. These products incorporate characters, themes, sound, graphics, music and speech in ways that the Company believes are engaging to the user, and are designed for multimedia personal computers, including CD-ROM-based personal computer systems, and selected emerging platforms. Davidson's and Sierra's products are offered through a variety of distribution channels, including specialty retailers, mass merchandisers, discounters and schools. See "Recent Developments," set forth below, for a further description of such acquisitions.

     Further Information. For a more detailed description of the various businesses of the Company, see the descriptions set forth in the CUC 10-K and the other documents referred to above under "Incorporation of Certain Documents by Reference" which were previously filed with the Commission by the Company, Ideon, Davidson and Sierra (each of which is incorporated herein by reference).

      Location of Executive Offices. The Company's executive offices are located at 707 Summer Street, Stamford, Connecticut
06901, and its telephone number is (203) 324-9261.




                      RECENT DEVELOPMENTS

      Ideon Acquisition. On August 7, 1996, the Company acquired all of the outstanding stock of Ideon for a purchase price of approximately $393.0 million (the "Ideon Acquisition"). Pursuant to the Ideon Acquisition, approximately 16.6 million shares of Common Stock were issued to the former holders of Ideon stock. The acquisition of Ideon was accounted for as a pooling-of-interests. Ideon is a holding company with three principal business units: SafeCard Services, Incorporated ("SafeCard"),
Wright Express Corporation ("Wright Express") and National Leisure Group, Inc. ("NLG"). SafeCard, which is the largest subsidiary of Ideon, is a provider of credit card enhancement and continuity products and services. Wright Express is a provider of information processing, information management and financial services to commercial car, van and truck fleets in the United States. NLG is a provider of vacation travel packages and cruises directly to consumers in association with established retailers and warehouse clubs throughout New England, New York and New Jersey and with credit card issuers and travel club members nationwide.

      Davidson Acquisition. On July 24, 1996, the Company acquired all of the outstanding stock of Davidson for a purchase price of approximately $1.0 billion (the "Davidson Acquisition"). Pursuant to the Davidson Acquisition, approximately 45.1 million shares of Common Stock were issued to the former holders of Davidson stock. The Davidson Acquisition was accounted for as a pooling-of-interests. See "The Company - Interactive Media Segment."

      Sierra Acquisition. In addition, on July 24, 1996, the Company acquired all of the outstanding stock of Sierra for a purchase price of approximately $858.0 million (the "Sierra Acquisition"). Pursuant to the Sierra Acquisition, approximately
38.4 million shares of Common Stock were issued to the former holders of Sierra stock. The Sierra Acquisition was accounted for as a pooling-of-interests. See "The Company - Interactive Media Segment."



                        USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholders.

                      SELLING STOCKHOLDERS


PLEXTEL SELLING STOCKHOLDERS

      Ownership of the Plextel Shares. All of the Plextel Shares offered hereby are owned, both beneficially and of record, by the Plextel Selling Stockholders. Each of the three Plextel Selling Stockholders holds one-third of the 2,176,476 Plextel Shares which are being registered in connection with this Prospectus. As of the date of this Prospectus, other than the Plextel Shares offered hereby, the Plextel Selling Stockholders do not own any other shares of Common Stock or any other shares of the capital stock of the Company. Immediately prior to giving effect to the Plextel Acquisition, the Plextel Selling Stockholders were the sole stockholders of Plextel. The Plextel Shares were acquired by the Plextel Selling Stockholders in connection with the Plextel Acquisition and the provisions of the Plextel Acquisition Agreement, and represent less than one percent (1%) of the total outstanding shares of Common Stock. The Plextel Shares offered by this Prospectus may be offered from time to time by the
Plextel Selling Stockholders. Since the Plextel Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number of Plextel Shares that are to be offered hereby or that will be owned by the Plextel Selling Stockholders upon completion of the offering to which this Prospectus relates. Pursuant to the Plextel Acquisition Agreement, the Plextel Selling Stockholders have agreed to not sell the Plextel Shares until the date on which CUC issues to the public its unaudited consolidated financial statements which report financial results covering at least 30 days of the post-closing combined operations of the Company and Plextel (the Company has agreed to issue such financial statements within sixty days of the January 6, 1997 consummation of the Plextel Acquisition).

      Registration Rights of the Plextel Selling Stockholders. The Company is registering the Plextel Shares as required pursuant to certain registration rights granted to the Plextel Selling Stockholders upon the terms and conditions set forth in the Plextel Acquisition Agreement (the "Plextel Registration Rights Provisions"). In connection with the Plextel Registration Rights Provisions (as well as the Numa Registration Rights Provisions referred to below), the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the resale of the Plextel Shares, and has agreed to use its commercially reasonable efforts to keep the Registration Statement current and effective through the earlier of (x) the first date on which the Plextel Selling Stockholders are permitted to resell such Plextel Shares pursuant to the provisions of Rule 144 promulgated under the Securities Act, or
(y) the date upon which there shall cease to be any Plextel Shares held by the Plextel Selling Stockholders. In addition, pursuant to the Plextel Registration Rights Provisions, the Company will bear certain costs of registering the Plextel Shares under the Securities Act, including the registration fee under the Securities Act, all other registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Plextel Registration Rights Provisions (excluding, without limitation, all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Plextel Shares and excluding the cost of any separate legal counsel or other advisors retained by the Plextel Selling Stockholders). In addition, pursuant to the Plextel Registration Rights Provisions, the Company, on the one hand, and the Plextel Selling Stockholders, on the other hand, have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, with respect to certain inaccuracies which might be contained in this Prospectus and the Registration Statement and the amendments and supplements thereto.

      Employment and Other Special Relationships of the Plextel Selling Stockholders. In addition to the Plextel Acquisition Agreement, all three of the Plextel Selling Stockholders entered into employment agreements with the Company on the date of consummation of the Plextel Acquisition, which agreements provide, subject to the terms and conditions thereof, for the employment of such Plextel Selling Stockholders by Plextel for a period of three years following the consummation of the Plextel Acquisition. To the best knowledge of the Company, except for the employment of the Plextel Selling Stockholders pursuant to such employment agreements, neither the Plextel Selling Stockholders nor any of the affiliates of the Plextel Selling Stockholders are, or have in the past three years been, a director or officer of the Company or, to the best knowledge of the Company, any of the Company's affiliates. Except for the transactions contemplated pursuant to the Plextel Acquisition Agreement and such employment agreements, to the best knowledge of the Company, there is not, and there has not in the past three years been, any material relationship between the Company and its affiliates, on the one hand, and the Plextel Selling Stockholders and their respective affiliates, on the other.


NUMA SELLING STOCKHOLDER

      Ownership  of  the  Numa Shares.  All of  the  Numa  Shares
offered hereby will be owned upon completion of the Numa Acquisition, both beneficially and of record, by the Numa Selling Stockholder. All of the 3,445,851 Numa Shares which are being registered in connection with this Prospectus will be held by the Numa Selling Stockholder; however, as mentioned on the first page of this Prospectus, up to 234,412 Shares out of the total number of Numa Shares will be held in escrow by the Escrow Agent to secure certain potential indemnity claims against Numa and the Numa Selling Stockholder under the Numa Acquisition Agreement. If no claims have been asserted by the Company against the escrowed portion of the Numa Shares prior to the four-month anniversary of the closing of the Numa Acquisition, the Escrow Agent will release such escrowed Shares to the Selling Stockholder following such date; otherwise all, a portion of or none of such escrowed Shares will be released to the Selling Stockholders based upon and following the resolution of any such claims. As of the date of this Prospectus, other than the Numa Shares offered hereby (which will be owned by the Numa Selling Stockholder upon consummation of the Numa Acquisition), the Numa Selling Stockholder does not own any other shares of Common Stock or any other shares of the capital stock of the Company. Immediately prior to giving effect to the Numa Acquisition, the Numa Selling Stockholder is expected to be the sole stockholder of Numa. The Numa Shares are to be acquired by the Numa Selling Stockholder in connection with the Numa Acquisition and the provisions of the Numa Acquisition Agreement, and will represent less than one percent (1%) of the total outstanding shares of Common Stock. The Numa Shares offered by this Prospectus may be offered from time to time by the Numa Selling Stockholder. Since the Numa Selling Stockholder may sell all, some or none of her Shares, no estimate can be made of the aggregate number of Numa Shares that are to be offered hereby or that will be owned by the Numa Selling Stockholder upon completion of the offering to which this Prospectus relates. Pursuant to the Numa Acquisition Agreement, the Numa Selling Stockholder has agreed to not sell the Numa Shares until the date on which CUC issues to the public its unaudited consolidated financial statements which report financial results covering at least 30 days of the post-closing combined operations of the Company and the acquired business of Numa (the Company has agreed to issue such financial statements within fifty days of the consummation of the Numa Acquisition).

      Registration Rights of the Numa Selling Stockholder. The Company is registering the Numa Shares as required pursuant to certain registration rights granted to the Numa Selling Stockholder upon the terms and conditions set forth in the Numa Acquisition Agreement (the "Numa Registration Rights Provisions"). In connection with the Numa Registration Rights Provisions (as well as the Plextel Registration Rights Provisions referred to above), the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the resale of the Numa Shares, and has agreed to use its commercially reasonable efforts to keep the Registration Statement current and effective through the earlier of (x) the first date on which the Numa Selling Stockholder is permitted to resell such Numa Shares pursuant to the provisions of Rule 144 promulgated under the Securities Act, or (y) the date upon which there shall cease to be any Numa Shares held by the Numa Selling Stockholder. In addition, pursuant to the Numa Registration Rights Provisions, the Company will bear certain costs of registering the Numa Shares under the Securities Act, including the registration fee under the Securities Act, all other registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Numa Registration Rights Provisions (excluding, without limitation, all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Numa Shares and excluding the cost of any separate legal counsel or other advisors retained by the Numa Selling Stockholder). In addition, pursuant to the Numa Registration Rights Provisions, the Company, on the one hand, and the Numa Selling Stockholder, on the other hand, have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, with respect to certain inaccuracies which might be contained in this Prospectus and the Registration Statement and the amendments and supplements thereto.

      Employment and Other Special Relationships of the Numa Selling Stockholder. In addition to the Numa Acquisition Agreement and the Escrow Agreement, the son of the Numa Selling Stockholder (who is currently serving as the President and Chief Executive Officer of Numa) is expected to enter into certain employment and non-competition agreements with a subsidiary of the Company (specifically, Numa Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, which is the entity acquiring substantially all of the assets and liabilities of Numa) on the date of consummation of the Numa Acquisition, which agreements provide, subject to the terms and conditions thereof, that he will be employed for a period of three years and that he will not compete with certain businesses of his employer for a period of seven years following the consummation of the Numa Acquisition. To the best knowledge of the Company, except for such employment and non-competition agreements, neither the Numa Selling Stockholder nor any of the affiliates of the Numa Selling Stockholder are, or have in the past three years been, a director or officer of the Company or, to the best knowledge of the Company, any of the Company's affiliates. Except for the transactions contemplated pursuant to the Numa Acquisition Agreement, the Escrow Agreement and such employment and non-competition agreements, to the best knowledge of the Company, there is not, and there has not in the past three years been, any material relationship between the Company and its affiliates, on the one hand, and the Numa Selling Stockholder and her respective affiliates, on the other.



                      PLAN OF DISTRIBUTION

      The Selling Stockholders have advised the Company that the Shares may be sold by them from time to time on the NYSE or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The Selling Stockholders may effect sales of the Shares directly or by or through agents, brokers or dealers and the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Stockholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration.

      In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with
broker-dealers.   In  connection with such transactions,  broker-
dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and
redeliver  the  Shares  to close out the  short  positions.   The
Selling  Stockholders  may  also  enter  into  option  or   other
transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may, from time to time, enter into other types of hedging transactions.

      In offering the Shares covered by this Prospectus, the Selling Stockholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholders may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and, in such event, any commissions received by them and any profit on the resale of Shares may be deemed underwriting commissions or discounts under the Securities Act.

     Pursuant to the Plextel and Numa Acquisition Agreements, the Selling Stockholders have agreed not to sell the Shares until the date on which CUC issues to the public certain financial results covering certain post-closing combined operations of the Company and the acquired businesses. See "Selling Stockholders -- Plextel Selling Stockholders -- Ownership of the Plextel Shares" and "Selling Stockholders -- Numa Selling Stockholder -- Ownership of the Numa Shares."




                         LEGAL MATTERS

      The legality of the Shares will be passed upon for the Company by Amy N. Lipton, Esq. Ms. Lipton is the Senior Vice
President  and  General Counsel of the Company and  holds  Common
Stock and options to acquire shares of Common Stock.



                            EXPERTS

      The consolidated financial statements and schedule of the Company appearing in the CUC 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the years ended January 31, 1995 and 1994, are based in part on the report of Deloitte & Touche LLP, independent auditors of Advance Ross Corporation. The Supplemental Consolidated Financial Statements of the Company included in its Current Report on Form 8-K dated July 24, 1996 (which was filed with the Commission on September 17, 1996) have also been audited by Ernst & Young LLP, as set forth in their report included therein and incorporated herein by reference which, as to the years ended January 31, 1996, 1995 and 1994, are based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra, KPMG Peat Marwick LLP, independent auditors of Davidson, and Price Waterhouse LLP, independent auditors of Ideon and as to the years ended January 31, 1995 and 1994, are based in part on the report of Deloitte & Touche LLP, independent auditors of Advance Ross Corporation. The financial statements and schedule and the Supplemental Consolidated Financial Statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods and the nine-month periods ended October 31, 1996 and October 31, 1995, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996, incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

      The consolidated financial statements included in the CUC 10-K and in the Company's Current Report on Form 8-K filed on September 17, 1996 have not been adjusted to give effect to the three-for-two stock split of the Common Stock effected on October 21, 1996.

      The consolidated financial statements of Ideon as of December 31, 1995 and 1994 and as of October 31, 1994, and for the year ended December 31, 1995, the two months ended December 31, 1994 and each of the two years in the period ended October 31, 1994, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements and related financial statement schedules of Davidson incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and related financial statement schedule of Sierra as of March 31, 1996 and 1995 and for the three years in the period ended March 31, 1996, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and related financial statement schedule of Advance Ross Corporation as of December 31, 1994 and for the two years ended December 31, 1994, incorporated in this Prospectus by reference to the CUC 10-K and the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.






No dealer, salesperson or other
individual has been authorized to              5,622,327 SHARES
give any information or to make
any representation not contained
in this Prospectus and, if given
or made, such information or
representation must not be relied
upon as having been authorized by
the Company or the Selling                  CUC International Inc.
Stockholders.  This Prospectus
does not constitute an offer to
sell or a solicitation of an offer
to buy the securities offered
hereby in any jurisdiction or to
any person to whom it is unlawful
to make such offer or
solicitation.  Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
any implication that the
information contained herein is
correct as of any date subsequent                COMMON STOCK
to the date hereof.                       ($.01 par value per share)


          _____________


        TABLE OF CONTENTS

                                             ___________________
                              Page
                                                  PROSPECTUS
Available Information            2           ____________________
Incorporation of Certain Documents
  By Reference                   2
The Company                      3
Recent Developments              4
Use of Proceeds                  4             February 3, 1997
Selling Stockholders             5
Plan of Distribution             7
Legal Matters                    8
Experts                          8